NEWS RELEASE

Contact: Alliance Data
Julie Prozeller – Analysts/Investors
Financial Dynamics
212-850-5721
alliancedata@fd.com

Shelley Whiddon – Media
972-348-4310
Shelley.whiddon@alliancedata.com

Epsilon
Jessica Simon – Media
212.457.7135
jsimon@epsilon.com

REED BUSINESS INFORMATION RENEWS RELATIONSHIP WITH LEADING MARKETING SERVICES FIRM
EPSILON

Epsilon to Continue Providing Permission-Based Email Marketing Services to Drive Customer
Retention, Engagement

DALLAS, Texas (Sept. 10, 2009) – Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, today announced that its Epsilon subsidiary has signed a multi-year extension agreement with New York-based Reed Business Information US (RBI) to continue providing permission-based email marketing services.

An Epsilon email client since 2001, RBI is a publishing company that produces cross-platform media, print, digital and custom content and events for business professionals across a number of B-to-B industries in North America. RBI is North America’s largest business-to-business information provider, with more than 80 market-leading publications and websites such as Publishers Weekly, Variety, Electronic Business, Building Design + Construction, and Casual Living, among many others.

Epsilon, the leading U.S. direct marketing agency, will continue to provide permission-based email marketing services and support to hundreds of RBI brand managers responsible for marketing specific publications, e-newsletters and targeted email messages to subscribers in the United States and Canada as well as email communications sent on behalf of RBI’s advertising partners. Services provided by Epsilon include email deployment, deliverability management, reporting and measurement. Utilizing Epsilon’s industry-leading solution, RBI’s brand managers deploy thousands of tailored email campaigns per month to millions of business professionals, delivering targeted digital communications that drive traffic to its publication and advertisers’ sites. These campaigns also serve as an effective lead generation and customer retention vehicle, providing valuable content to subscribers and increasing their loyalty to RBI, and their numerous business partners and clients.

“Reed Business Information relies on Epsilon’s platform and their team of experts to reach our niche audiences, via customized campaigns initiated by hundreds of brand users in a timely, and often breaking-news, manner,” said Rick Kasper, Vice President of Operations: Email, Data Products & Audience Support at Reed Business Information. “Epsilon is committed to providing RBI with a competitive edge in technology solutions and reliable delivery to meet the demands of our advertisers and audience.”

Bryan Kennedy, president of Epsilon, said, “We are pleased with Reed Business Information’s decision to renew our long-standing relationship. Epsilon understands the critical nature of the news and information business, and the need to connect with customers in real-time with the most relevant messages. Our technology and commitment to customer service make it possible for seamless execution of measurable campaigns for clients like Reed Business Information.”

About Reed Business Information US

Reed Business Information (www.reedbusiness.com/us) is North America’s largest business-to-business information provider with more than 80 market-leading publications and Websites, as well as custom publishing, directories, research and direct marketing lists. Reed Business Information is part of Reed Elsevier (NYSE: RUK and ENL), a world leading provider of professional information and workflow solutions in the Science, Medical, Legal, Risk Management and Business sectors.

About Epsilon

Epsilon is the industry’s leading marketing services firm. Ad Age ranks Epsilon #1 U.S. Direct Marketing Agency. Services include strategic consulting, database and loyalty technology, proprietary data, predictive modeling and a full range of creative and interactive services including brand and promotional development, web design, email deployment, search engine optimization and direct mail production. In addition, Epsilon is the world’s largest permission-based email marketer. Epsilon is an Alliance Data company. For more information, visit www.epsilon.com or call 1.800.309.0505.

About Alliance Data

Alliance Data (NYSE:  ADS) and its family of businesses is a leading provider of loyalty and marketing solutions derived from transaction-rich data.  Through the creation and deployment of customized solutions that measurably change consumer behavior, Alliance Data helps its clients to create and enhance customer loyalty to build stronger, mutually beneficial relationships with their customers. The Company manages millions of customer relationships for some of North America’s largest and most recognizable brands, helping them grow their businesses and drive profitability. Headquartered in Dallas, Alliance Data employs approximately 7,000 associates at approximately 50 locations worldwide.  Alliance Data is a leading provider of marketing-driven credit solutions, and is the parent company of Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services, and LoyaltyOne™, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program.  For more information about the company, visit its web site, www.AllianceData.com.

Alliance Data’s Safe Harbor Statement/Forward-Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company’s Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company’s most recent Form 10-K.

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